AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 31, 2024, is entered into by and among RSE Archive, LLC, a Delaware series limited liability company (“Archive”), RSE Collection, LLC, a Delaware series limited liability company (“Collection”), RSE Archive Manager, LLC a Delaware limited liability company (“Archive Manager”), and RSE Collection Manager, LLC, a Delaware limited liability company (“Collection Manager”).

RECITALS

WHEREAS, Archive is a series limited liability company duly organized and validly existing under the laws of the State of Delaware and managed by Archive Manager and is governed by the Fourth Amended and Restated Limited Liability Company Agreement of Archive dated December 30, 2024 (the “Archive Operating Agreement”); and

WHEREAS, Collection is a series limited liability company duly organized and validly existing under the laws of the State of Delaware and managed by Collection Manager and is governed by the Eighth Amended and Restated Limited Liability Company Agreement of Collection dated December 30, 2024 (the “Collection Operating Agreement” and, together with the Archive Operating Agreement, the “Operating Agreements”); and

WHEREAS, in accordance with Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”), Archive has previously established a number of protected series of limited liability company interests, with those outstanding as of the date hereof listed on Exhibit A hereto (the “Archive Series”), each of which is governed by the Archive Operating Agreement as supplemented and modified by the several Series Designations (as defined in the Operating Agreements) relating, respectively, to each Archive Series; and

WHEREAS, in accordance with Section 18-215 of the LLC Act, Collection has previously established a number of protected series of limited liability company interests, with those outstanding as of the date hereof listed on Exhibit B hereto (the “Legacy Collection Series”), each of which is governed by the Collection Operating Agreement as supplemented and modified by the several Series Designations (as defined in the Operating Agreements) relating, respectively, to each Legacy Collection Series; and

WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein and in accordance with Section 18-209 of the LLC Act and the Operating Agreements, Archive will merge with and into Collection, with Collection as the surviving limited liability company (the “Merger”); and

WHEREAS, for U.S. federal income tax purposes, Archive and Collection are each a “disregarded entity” within the meaning of Treasury Regulation § 301.7701-2(c)(2); and

WHEREAS, for U.S. federal income tax purposes, each Archive Series and each Legacy Collection Series has elected to be classified as an association taxable as a corporation in accordance with Proposed Treasury Regulation § 301.7701-1(a)(5) (which would treat the series of a domestic limited liability company as “an entity formed under local law” for U.S. federal tax purposes, whether or not such series is a juridical person for local law purposes); and

WHEREAS, Archive Manager, as the managing member of Archive and in accordance with Section 5.1(c) of the Archive Operating Agreement, and Collection Manager, as the managing member of Collection and in accordance with Section 5.1(c) of the Collection Operating Agreement, have each duly authorized and approved the Merger and this Agreement by all necessary limited liability company action; and

WHEREAS, other than the Interests (as defined in the Archive Operating Agreement) of each Archive Series that are outstanding as of the date of this Agreement (each, an “Outstanding Archive Interest”), no membership or other equity interests of Archive are issued or outstanding as of the date of this Agreement; and

WHEREAS, other than the Interests (as defined in the Collection Operating Agreement) of each Legacy Collection Series that are outstanding as of the date of this Agreement (each, an “Outstanding Collection Interest”), no membership or other equity interests of Collection are issued or outstanding as of the date of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1.The Merger.

(a)Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Archive shall be merged with and into Collection, and the separate existence of Archive shall thereupon cease. Collection shall continue as the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Entity”).  The effects and consequences of the Merger shall be as set forth in this Agreement, the Operating Agreements and the LLC Act.

(b)Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), each Archive Series shall automatically become and thereafter be treated as a series of Collection, which shall be reflected in an amended Series Designation of such Archive Series to be executed in accordance with Section 1.1(c) hereof.  The existence of each Legacy Collection Series shall be unaffected by the Merger.

(c)Upon the Effective Time (as defined below), Collection Manager shall amend the Series Designation of each Archive Series in accordance with the Collection Operating Agreement, with such amended Series Designations to be in substantially the form attached hereto as Exhibit C.Effects of the Merger.

(a)Effects on Series. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the LLC Act and Section 3.9 of each of the Operating Agreements. Without limiting the generality of the foregoing, at the Effective Time, each Archive Series and each Legacy Collection Series shall (i) retain, without transfer, all the rights, privileges, powers, franchises, patents, trademarks, licenses, registrations, property (whether real, personal or mixed) and other assets of every kind and description that such Archive Series or Legacy Collection Series possessed immediately prior to the Merger, and (ii) remain subject to all of the respective debts, obligations, restrictions, limitations and duties of such Archive Series or Legacy Collection Series; but all rights of creditors and all liens upon any property of any of the Archive Series or the Legacy Collection Series shall be preserved unimpaired, and all debts, liabilities and duties of each of the Archive Series and the Legacy Collection Series shall remain attached, respectively, to such

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Archive Series or Legacy Collection Series and may be enforced only against such Archive Series or Legacy Collection Series.

(b)Certificate of Formation.  The Certificate of Formation of Collection as in effect immediately before the Effective Time shall be the Certificate of Formation of the Surviving Entity at and after the Effective Time, until thereafter duly amended in accordance with the provisions therein or by applicable law.

(c)Limited Liability Company Agreement. The Collection Operating Agreement as in effect immediately before the Effective Time shall be the limited liability company agreement of the Surviving Entity at and after the Effective Time, as amended to reflect the amended Series Designation of each Archive Series (the “Surviving Entity Operating Agreement”), until thereafter duly amended in accordance with the provisions therein or by applicable law.

(d)Managing Member.  Collection Manager, as the managing member of Collection at the Effective Time, shall, from and after the Effective Time, be the managing member of the Surviving Entity until its successor has been duly appointed or until its earlier resignation or removal in accordance with the Certificate of Formation or the Surviving Entity Operating Agreement.  Collection Manager shall also, from and after the Effective Time, be the managing member of each Archive Series and each Legacy Collection Series until its successor with respect to any such Archive Series or Legacy Collection Series has been duly appointed or until its earlier resignation or removal in accordance with the Certificate of Formation, the Surviving Entity Operating Agreement, or the applicable Series Designation.

(e)Filings; Effective Time.  On or before the date of the closing of the Merger, Collection and Archive shall cause a Certificate of Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided the LLC Act. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, unless such Certificate of Merger specifies a different effective time, in which case the Merger shall become effective at such other specified time (the “Effective Time”).

ARTICLE II

TREATMENT OF INTERESTS IN THE MERGER

As a result of the Merger and without any action on the part of Archive, Archive Manager, Collection or Collection Manager, or any holder of any Outstanding Archive Interests or any Outstanding Collection Interests, (i) each of the Outstanding Archive Interests and each of the Outstanding Collection Interests outstanding immediately before the Effective Time shall continue to represent a membership interest in the applicable Archive Series or Legacy Collection Series; (ii) all of the members in each such Archive Series or Legacy Collection Series immediately before the Effective Time shall be the members in such Archive Series or Legacy Collection Series immediately following the Effective Time and shall have the same relative rights, holdings, and obligations with respect to such Archive Series or Legacy Collection Series as they had prior to the Effective Time.  Following the Effective Time, Collection Manager shall take any and all action necessary to cause the Surviving Entity’s transfer agent to reflect the ownership of securities described herein on its registered interest ownership records of the Surviving Entity.

ARTICLE III

MISCELLANEOUS AND GENERAL

3.1.Modification or Amendment. Subject to the provisions of applicable law, at any time before the Effective Time, the parties hereto may modify or amend this Agreement.

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3.2.Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

3.3.Governing Law and Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof.

3.4.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, between the parties, with respect to the subject matter hereof.

3.5.No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

3.6.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.7.Interpretation. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement and Plan of Merger as of the date first set forth above.

RSE ARCHIVE, LLC, a Delaware limited liability company

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Its: Chief Executive Officer

RSE ARCHIVE MANAGER, LLC, a Delaware limited liability company

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Its: Chief Executive Officer

[Signatures continued on next page.]

[Signature Page to Agreement and Plan of Merger (RSE Archive, LLC and RSE Collection, LLC)]

RSE COLLECTION, LLC, a Delaware limited liability company

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Its: Chief Executive Officer

RSE COLLECTION MANAGER, LLC, a Delaware limited liability company

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Its: Chief Executive Officer

[End of signatures.]

[Signature Page to Agreement and Plan of Merger (RSE Archive, LLC and RSE Collection, LLC)]

Exhibit A

Table of Archive Series

Name of Archive Series	Number of Outstanding Membership Interests of Archive Series
#52MANTLE	10,000
#71MAYS	2,000
#RLEXPEPSI	2,000
#TWOCITIES	200
#FROST	200
#BIRKINBLU	1,000
#SMURF	2,000
#EINSTEIN	2,000
#HONUS	10,000
#75ALI	1,000
#BIRKINBOR	2,000
#SPIDER1	1,000
#BATMAN3	1,000
#ULYSSES	500
#ROOSEVELT	1,000
#56MANTLE	10,000
#AGHOWL	500
#18ZION	500
#SNOOPY	2,000
#APOLLO11	1,000
#YOKO	200
#HIMALAYA	2,000
#55CLEMENTE	1,000
#LOTR	1,000
#CATCHER	500
#BOND1	1,000
#SUPER21	8,500
#BIRKINTAN	1,000
#GMTBLACK1	1,000
#61JFK	2,000
#LINCOLN	4,000
#STARWARS1	12,000
#68MAYS	2,000
#56TEDWILL	2,000
#CAPTAIN3	1,000
#CHURCHILL	7,500
#SHKSPR4	1,000
#03JORDAN	2,000
#39TEDWILL	5,600
#94JETER	1,000
#2020TOPPS	10,000
#05LATOUR	1,000
#16SCREAG	1,000
#14DRC	1,000
#86RICE	23,000
#57MANTLE	8,000

#SOBLACK	1,000
#GATSBY	4,000
#93DAYTONA	2,000
#09TROUT	11,250
#57STARR	8,000
#03KOBE2	5,750
#16PETRUS	9,000
#ALICE	12,000
#SPIDER10	4,200
#62MANTLE	6,000
#BATMAN6	2,000
#79STELLA	13,800
#TKAM	2,000
#DIMAGGIO2	2,000
#13BEAUX	5,100
#ANMLFARM	1,000
#00BRADY	3,750
#85NES	8,000
#69KAREEM	2,500
#59JFK	2,000
#04LEBRON	5,000
#GOLDENEYE	5,000
#MOONSHOE	18,000
#03LEBRON2	5,000
#GRAPES	2,000
#98KANGA	21,250
#06BRM	1,850
#DUNE	1,000
#86FLEER	16,500
#WILDGUN	4,000
#13GIANNIS	5,000
#04MESSI	9,000
#AVENGE57	20,000
#03TACHE	15,600
#99TMB2	10,000
#BULLSRING	30,000
#70AARON	6,000
#96CHARZRD	6,500
#01TIGER	1,850
#ICECLIMB	10,000
#09COBB	8,000
#96JORDAN2	10,800
#JUNGLEBOX	6,900
#59FLASH	10,000
#FOSSILBOX	4,200
#POKEBLUE	2,400
#98GTA	3,150
#PICNIC	2,000
#DOMINOS	2,000
#09CURRY	2,500
#09BEAUX	6,800

#KEROUAC	4,900
#62BOND	15,500
#71TOPPS	17,000
#DEATON	11,400
#98ZELDA	5,000
#03JORDAN2	10,000
#91JORDAN	10,000
#17DUJAC	3,250
#MOSASAUR	6,000
#03LEBRON3	10,000
#95TOPSUN	10,000
#09TROUT2	11,200
#59BOND	10,250
#OPEECHEE	10,000
#ROCKETBOX	4,750
#94JORDAN	10,000
#18LUKA	5,300
#FANFOUR5	10,000
#11BELAIR	2,000
#76PAYTON	10,000
#85MJPROMO	3,500
#96KOBE	7,000
#99CHARZRD	35,000
#MARADONA	2,000
#POKEYELOW	11,000
#POKELUGIA	10,000
#VANHALEN	5,000
#05MJLJ	20,500
#81MONTANA	10,000
#00MOUTON	2,000
#07DURANT	9,000
#56AARON	10,000
#85LEMIEUX	17,500
#87JORDAN	10,000
#AC23	4,000
#APPLE1	33,000
#GWLOTTO	2,500
#GYMBOX	3,000
#HUCKFINN	2,000
#NEOBOX	10,000
#NEWTON	30,000
#NICKLAUS1	4,000
#POKEMON2	41,500
#POKERED	10,000
#RIVIERA	6,000
#SMB3	5,000
#WALDEN	2,000
#WZRDOFOZ	6,000
#60ALI	23,500
#TORNEK	33,000
#DIMAGGIO3	22,500

#POKEMON3	5,000
#09CURRY2	21,000
#80ALI	10,000
#58PELE3	11,250
#BATMAN2	8,500
#85ERVING	10,000
#FLASH123	3,625
#85GPK	1,000
#HGWELLS	7,500
#SANTANA	15,000
#CONGRESS	5,000
#66ORR	10,000
#01TIGER2	2,000
#GRIFFEYJR	2,500
#87ZELDA	10,000
#01HALO	2,500
#EINSTEIN2	5,000
#86JORDAN2	10,000
#97KOBE	10,000
#XMEN94	10,000
#TOPPSTRIO	5,000
#81BIRD	5,000
#THEROCK	1,000
#04MESSI2	5,000
#09RBLEROY	4,300
#XLXMEN1	8,000
#03LEBRON5	8,500
#SLASH	13,000
#METEORITE	17,500
#89TMNT	2,000
#00BRADY2	32,500
#NESWWF	6,000
#PUNK9670	7,200
#18ALLEN	12,000
#CASTLEII	2,000
#BAYC601	16,500
#60MANTLE	42,500
#PUNK8103	60,000
#GHOST1	2,000
KIRBY	10,000
#03RONALDO	12,500
#BROSGRIMM	5,000
#MARX	8,000
#MEEB15511	15,000
#90BATMAN	10,000
#09HARDEN	2,000
#SIMPSONS1	2,000
#SPIDER129	10,000
#93JETER	1,000
#NESDK3	22,800
#BAYC7359	19,000

#CURIO10	10,000
#WILDTHING	2,000
#1776	80,000
#MACALLAN1	1,000
#98JORDAN2	16,500
#BAYC9159	39,000
#FANTASY7	10,000
#SURFER4	10,000
#WILT100	11,500
#PENGUIN	10,000
#KARUIZAWA	13,000
#KOMBAT	10,000
#APPLELISA	10,000
#98MANNING	2,000
#GIJOE	5,000
#BEATLES1	6,000
#SQUIG5847	6,000
#PACQUIAO	2,000
#83JOBS	10,000
#BATMAN181	5,000
#PUNK5883	40,000
#POPEYE	11,000
#SMB2	20,000
#OBIWAN	2,000
#HAMILTON1	5,000
#GIANNIS2	41,500
#03SERENA	8,500
#86BONDS	2,000
#MOBYDICK	10,000
#BAYC4612	100,000
#FORTNITE	2,000
#IROBOT	1,000
#05RODGERS	7,000
#18OSAKA	2,600
#LEICAGOLD	4,000
#IOMMI	6,500
#MARIO64	12,500
#GWTW	5,000
#NEWWORLD	2,000
#JAWA	9,000
#GWLETTER	7,500
#MARIOKART	5,000
#96KOBE2	22,500
#BAYC8827	82,000
#SHOWCASE4	11,000
#MACALLAN2	5,000
#DOOD6921	11,000
#92TIGER	10,000
#HIRST1	5,000
#BRADBURY	2,000
#BEATLES2	2,500

#SKYWALKER	5,000
#85GPK2	5,000
#GRIFFEY2	2,000
#19HAALAND	5,000
#MEGALODON	30,000
#KELLER	3,000
#GODFATHER	1,000
#MAYC5750	10,000
#SUPREMEPB	10,000
#MJTICKET	20,000
#COOLCAT	4,000
#BLASTOISE	50,000
#MACALLAN3	4,100
#SUPERMAN6	3,000
#MOONPASS	1,300
#90FANTASY	3,000

Exhibit B

Table of Legacy Collection Series

Name of Legacy Collection Series	Number of Outstanding Membership Interests of Legacy Collection Series
#69BM1	2,000
#55PS1	2,000
#90FM1	2,000
#83FB1	5,000
#98DV1	2,000
#93XJ1	5,000
#91MV1	2,000
#92LD1	3,000
#94DV1	2,000
#72MC1	2,000
#11BM1	2,000
#63CC1	2,000
#76PT1	3,000
#75RA1	3,000
#65AG1	2,000
#61JE1	3,000
#90MM1	5,000
#65FM1	2,000
#99SS1	1,000
#94FS1	2,000
#61MG1	5,000
#92CC1	2,000
#88LL1	2,000
#MEEB11275	20,000
#82TAYLOR	2,000
#HOLMES	2,500
#HULK180	10,000
#05JAYZ	3,700
#JUSTINIAN	2,000
#67ICEBOWL	2,000
#DKCOUNTRY	3,000
#FALCON	10,000
#MARIOWRLD	33,000
#82AV1	14,875
#SUPERBWL1	4,000
#MEEB7985	7,600
#BONDWATCH	20,000
#95FF1	12,000
#MAYC857	10,800
#PUNK2981	62,000
#WOW2221	4,000
#NIKON1	7,000
#LOTF	2,000
#DOOD6778	6,000
#BAKC7820	6,200
#NBAJAM	9,400

#SANDBOX1	21,000
#WOW6586	10,400
#AZUKI6704	6,400
#58PELE4	8,000
#OBAMABALL	10,500
#BART	3,000
#HOMER	3,000
#SI1	5,000
#GOLD1	4,000
#VERSTAPP	4,000
#96TIGER	11,000
#88ZELDA	12,000
#STARWARS3	2,600
#YEEZY	5,000
#MAYC9114	17,500
#VFRNDS1	27,500
#MBIRD2754	12,000
#VEEFRND1	6,720
#TREASURE	4,500
#KENNERSET	1,250
#LEDZEPP1	8,000
#VEEVIPER	15,000
#BEEPLE1	13,600
#WARHOL1	17,000
#GAMEBOY	4,500
#CROESUS	8,000
#SACHS1	2,150
#32RUTH	19,000
#ELON1	3,750
#105.ETH	10,000
#R2D2	2,000
#VADER	1,500
#WARHOL2	6,500
#JEKYLL	5,000
#BUFFETT1	5,000
#DRACULA10	4,000
#PAPPY1	2,000
#1857COIN	5,000
#ANDYPELE	6,500
#BOBAFETT	2,600
#ELVIS	5,000
#GBOYCOLOR	1,625
#JETFIRE	1,700
#POPEBALL	4,750
#RABBIT	10,000
#GRATEFUL1	12,500
#BOBAPROTO	15,000
#ARSHAM1	6,750
#SCARFACE	2,000
#ARSHAM2	31,500
#LEBRON	50,000

#94VTTT	29,500

Exhibit C

Form of Amended Series Designation of Archive Series

Amended and Restated Series Designation of

Series #TICKER, a series of RSE Collection, LLC

In accordance with the Eighth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (the “Company”) dated December 30, 2024 (the “Agreement”) and upon the execution of this Exhibit 3.Exhibit Number by the Company and RSE Collection Manager, LLC in its capacity as Managing Member of the Company and Initial Member of Series #TICKER, a series of RSE Collection, LLC (“Series #TICKER”), this Exhibit shall be attached to, and deemed incorporated in its entirety into, the Agreement as “Exhibit 3.Exhibit Number”.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	Series #TICKER, a series of RSE Collection, LLC
Effective date of establishment	[Initial establishment date]
Effective date of amendment	December 31, 2024
Managing Member

RSE Collection Manager, LLC, was appointed as the Managing Member of Series #TICKER with effect from December 31, 2024, and shall continue to act as the Managing Member of Series #TICKER until dissolution of Series #TICKER pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X

Initial Member	RSE Collection Manager, LLC
Series Asset

The Series Assets of Series #TICKER shall comprise the Underlying Asset which will be acquired by Series #TICKER upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #TICKER from time to time, as determined by the Managing Member in its sole discretion

Asset Manager	Rally Holdings LLC
Management Fee	As stated in Section 6.5
Purpose	As stated in Section 2.4
Issuance	Subject to Section 6.3(a)(i), the maximum number of Series #TICKER Interests the Company may issue is COUNT

Number of Series #TICKER Interests held by the Managing Member and its Affiliates	The Managing Member must purchase at least one (1) Series #TICKER Interest through the Initial Offering
Broker of Record	Dalmore Group, LLC
Brokerage Fee	Up to 1.00% of the purchase price of the Interests from Series #TICKER sold at the Initial Offering of the Series #TICKER Interests
Interest Designation	No Interest Designation shall be required in connection with the issuance of Series #TICKER Interests
Voting

Subject to the limitations set forth in Section 3.5, the Series #TICKER Interests shall entitle the Record Holders thereof to one vote per Interest on any and all matters submitted to the consent or approval of Members generally. No separate vote or consent of the Record Holders of Series #TICKER Interests shall be required for the approval of any matter, except as required by the Delaware Act or except as provided elsewhere in this Agreement.

The affirmative vote of the holders of not less than a majority of the Series #TICKER Interests then Outstanding shall be required for:

(a) any amendment to this Agreement (including this Series Designation) that would materially and adversely affect the rights of the Series #TICKER Interests;

(b) modifies Section 11(a) or gives any Person a right to dissolve the Company;

(c)  modifies the term of the Company; or

(d) all such other matters as the Managing Member, in its sole discretion, determines shall require the approval of the holders of the Outstanding Series #TICKER Interests voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of Series #TICKER Interests shall not be required for any of the other matters specified under Section 12.1

Splits	There shall be no subdivision of the Series #TICKER Interests other than in accordance with Section 3.7
Sourcing Fee	No greater than $Sourcing Fee, which may be waived by the Managing Member in its sole discretion

Other rights

Holders of Series #TICKER Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of Series #TICKER Interests

Officers	There shall initially be no specific officers associated with Series #TICKER, although, the Managing Member may appoint Officers of Series #TICKER from time to time, in its sole discretion
Aggregate Ownership Limit	As stated in Section 1.1
Minimum Interests	One (1) Interest per Member
Fiscal Year	As stated in Section 8.2
Information Reporting	As stated in Section 8.1(c)
Termination	As stated in Section 11.1(b)
Liquidation	As stated in Section 11.3
Amendments to this Exhibit 3.Exhibit Number	As stated in Article XII